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                                                                     EXHIBIT 4.5

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                           PRICELINE.COM INCORPORATED

                                     ISSUER



                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                     TRUSTEE



                1.00% CONVERTIBLE SENIOR NOTES DUE AUGUST 1, 2010

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                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 22, 2003











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                  FIRST SUPPLEMENTAL INDENTURE, dated as of October 22, 2003
(the "SUPPLEMENTAL INDENTURE"), between PRICELINE.COM INCORPORATED, a Delaware corporation (the "COMPANY"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "TRUSTEE"), to the indenture, dated as of August 1, 2003, between the Company and the Trustee (the "ORIGINAL INDENTURE").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture providing for the issuance of 1.00% Convertible Senior Notes due August 1, 2010 (the "NOTES") of the Company; and

                  WHEREAS, pursuant to Section 8.1 of the Original Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company and the Trustee hereby agree as follows:

                  Section 1.      AMENDMENT OF CERTAIN PROVISIONS

                  (a) The first sentence of the first paragraph under "[FORM OF REVERSE]" in Section 2.2 of the Original Indenture is hereby amended by replacing the phrase "(herein called the "Indenture")" in such sentence with the phrase "(herein called the "Indenture", which term shall have the meaning assigned to it in such instrument)".

                  (b) The seventh paragraph under "[FORM OF REVERSE]" in Section
2.2 of the Original Indenture is hereby amended by deleting the word "or" following the semicolon at the end of clause (4) of such paragraph, replacing the period at the end of clause (5) of such paragraph with a semicolon followed by the word "or", and adding at the end of such paragraph the following new clause (6):

                  "(6) if, on or after August 1, 2008, the Company elects to call any Security for redemption, then the Holder thereof will be entitled to convert such Security at any time from and after the date on which the Company gives notice of such redemption until the close of business on the Business Day immediately preceding the Redemption Date."

                  (c) The first paragraph of Section 12.1(a) of the Original Indenture is hereby amended by deleting the word "or" following the semicolon at the end of clause (4) of such paragraph, replacing the period at the end of clause (5) of such paragraph with a semicolon followed by the word "or", and adding at the end of such paragraph the following new clause (6):

                  "(6) if, on or after August 1, 2008, the Company elects to call any Security for redemption, then the Holder thereof will be entitled to convert such Security at any time from and after the date on which the Company gives notice of such redemption until the close of business on the Business Day immediately preceding the Redemption Date."

                  Section 2.      EFFECT ON THE ORIGINAL INDENTURE

                  Except as amended by this Supplement Indenture, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed.


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                  Section 3.      GOVERNING LAW

                  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

                  Section 4.      DEFINED TERMS

                  Unless otherwise indicated, capitalized terms used in this Supplemental Indenture and not defined shall have the respective meanings assigned to them in the Original Indenture.

                  Section 5.      TRUSTEE DISCLAIMER

                  The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                  Section 6.      COUNTERPARTS AND METHOD OF EXECUTION

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 7.     EFFECT OF HEADINGS

                  Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 8.     SEPARABILITY CLAUSE

                  In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the day and year first above written.



                                      PRICELINE.COM INCORPORATED



                                      By:   /s/ JEFFERY H. BOYD
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                                           Name:  Jeffery H. Boyd
                                           Title: Chief Executive Officer


                                      AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                      AS TRUSTEE



                                      By:  /s/ HERBERT J. LEMMER
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                                           Name:  Herbert J. Lemmer
                                           Title: Vice President